Exhibit 3.1

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
Spartan Acquisition Corp. II

Spartan Acquisition Corp. II, a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

1.            The name of the corporation is Spartan Acquisition Corp. II.

2.            The corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on August 17, 2020, as amended and restated in its entirety by that Amended and Restated Certificate of Incorporation on November 24, 2020 (the “First Amended and Restated Certificate of Incorporation”);

3.            This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate of Incorporation”) restates and amends the First Amended and Restated Certificate of Incorporation;

4.            This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware (as it may be amended from time to time, the “DGCL”) and has been adopted by the requisite vote of the stockholders of the corporation; and

5.            The text of the First Amended and Restated Certificate of Incorporation is hereby amended and restated to read, in full, as follows:

First: The name of the corporation is Sunlight Financial Holdings Inc. (hereinafter called the “Corporation”).

Second: The registered office of the Corporation is to be located at c/o Corporation Services Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

Third: The nature of the business or purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Fourth: The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 540,000,000 shares, classified as: (a) 420,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (b) 20,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), and (c) 65,000,000 shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock” and together with the Class A Common Stock and Class B Common Stock, the “Common Stock”); and (d) 35,000,000 shares of Preferred Stock, par value of $0.0001 per share (“Preferred Stock”).

A.            Reference is made to that certain Business Combination Agreement, dated as of January 23, 2021 (the “Business Combination Agreement”), by and among Spartan Acquisition Corp. II, a Delaware corporation (“Spartan”), SL Invest I Inc., a Delaware corporation, SL Invest II LLC, a Delaware limited liability company, SL Financial Investor I LLC, a Delaware limited liability company, SL Financial Investor II LLC, a Delaware limited liability company, SL Financial Holdings Inc., a Delaware corporation, SL Financial LLC, a Delaware limited liability company, Sunlight Financial LLC, a Delaware limited liability company, FTV-Sunlight, Inc., a Delaware corporation, and Tiger Co-Invest B Sunlight Blocker LLC, a Delaware limited liability company. Upon the closing of the transactions contemplated by the Business Combination Agreement (such time of such closing, the “Effective Time”), each former share of Class B Common Stock of the Corporation outstanding immediately prior to the Effective Time automatically will convert into one issued and outstanding, fully paid and nonassessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders thereof, in accordance with paragraph C(i) of this Article FOURTH.

B.            Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such class or series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any classes or series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. There shall be no limitation or restriction on any variation between any of the different classes or series of Preferred Stock as to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several classes or series of Preferred Stock may, except as otherwise expressly provided in this Article FOURTH, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors, providing for the issuance of the various classes or series; provided, however, that all shares of any one class or series of Preferred Stock shall have the same powers, designation, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions.

C.            Common Stock.

(a)            Except as may otherwise be provided in this Second Amended and Restated Certificate of Incorporation, each share of Common Stock shall have identical rights and privileges in every respect. Common Stock shall be subject to the express terms of Preferred Stock and any series thereof, if any. Except as may otherwise be provided in this Second Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one (1) vote for each such share on all matters which to the stockholders are entitled to vote. Except as may otherwise be provided in this Second Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters upon which the stockholders are entitled to vote, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders, other than as provided in the applicable Preferred Stock Designation. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) (the “Bylaws”) and applicable law on all matters put to a vote of the stockholders of the Corporation. Except as otherwise required in this Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, the holders of Common Stock and the Preferred Stock shall vote together as a single class).

(b)            Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(c)            Subject to the prior rights and preferences, if any, applicable to shares of any Preferred Stock or any series thereof then outstanding, the holders of shares of Class A Common Stock shall be entitled to receive ratably in proportion to the number of shares of Class A Common Stock held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor. Dividends and other distributions shall not be declared or paid on the Class B Common Stock and Class C Common Stock unless (i) the dividend consists of shares of Class B Common Stock or Class C Common Stock, as applicable, or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class B Common Stock or Class C Common stock, as applicable, paid proportionally with respect to each outstanding share of Class B Common Stock or Class C Common Stock, as applicable, and (ii) a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class A Common Stock on equivalent terms is simultaneously paid to the holders of Class A Common Stock. If dividends are declared on the Class A Common Stock, the Class B Common Stock or Class C Common Stock that are payable in shares of Common Stock, or securities convertible or exercisable into or exchangeable or redeemable for Common Stock, the dividends payable to the holders of Class A Common Stock shall be paid only in shares of Class A Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class A Common Stock), the dividends payable to the holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class B Common Stock), the dividends payable to the holders of Class C Common Stock shall be paid only in shares of Class C Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class C Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively (or securities convertible or exercisable into or exchangeable or redeemable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively). In no event shall any shares of Class A Common Stock, Class B Common Stock or Class C Common Stock be split, divided, or combined unless the outstanding shares of the other class of Common Stock shall be proportionately split, divided or combined.

(d)            In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, if any, the holders of shares of Class A Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. The holders of shares of Class B Common Stock and Class C Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this Subparagraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

(e)            Shares of Class C Common Stock shall be redeemable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the Fifth Amended and Restated Limited Liability Company Agreement of Sunlight Financial LLC (as it may be amended, restated, supplemented and otherwise modified from time to time, in accordance with its terms, the “LLC Agreement”). The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the outstanding shares of Class C Common Stock for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the LLC Agreement; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption of shares of Class C Common Stock pursuant to the LLC Agreement by delivering to the holder of shares of Class C Common Stock upon such redemption, cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Corporation. All shares of Class A Common Stock that shall be issued upon any such redemption will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable. All shares of Class C Common Stock redeemed shall be cancelled.

(f)            The number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock voting separately as a class shall be required therefor; provided, however, that any amendment to increase the aggregate number of shares of Class C Common Stock that the Corporation has authority to issue shall also require approval by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Class C Common Stock entitled to vote thereon.

(g)           The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

(h)           No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any pre-emptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Preferred Stock Designation and except for an exercise of redemption rights in accordance with the LLC Agreement.

(i)            Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) and shall automatically convert into Class A Common Stock at the time of the closing of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

(i)            Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or Equity-linked Securities (as defined below) are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to the closing of the initial Business Combination, all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the initial Business Combination at a ratio for which:

•	the numerator shall be equal to the sum of (A) 25% of all shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any Equity-linked Securities or otherwise) by the Corporation, related to or in connection with the consummation of the initial Business Combination (excluding any securities issued or issuable to any seller in the initial Business Combination) plus (B) the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination; and

•	the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination.

(ii)            For purposes of this Second Amended and Restated Certificate of Incorporation, “Equity-linked Securities” shall mean any securities of the Corporation or any of the Corporation’s subsidiaries which are convertible into, or exchangeable or exercisable for, equity securities of the Corporation or such subsidiary, including any securities issued by the Corporation or any of the Corporation’s subsidiaries which are pledged to secure any obligation of any holder to purchase equity securities of the Corporation or any of the Corporation’s subsidiaries.

(iii)            Notwithstanding anything to the contrary contained herein, (a) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding (without the necessity of calling, noticing or holding a meeting of holders of Class B Common Stock), and (b) in no event may the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one. Pursuant to the Founders Stock Agreement, dated as of January 23, 2021, by and among Spartan, Spartan Acquisition Sponsor II LLC, a Delaware limited liability company, Jan C. Wilson and John M. Stice, the holders of a majority of the shares of Class B Common Stock agreed to irrevocably waive the foregoing adjustment to the Initial Conversion Ratio.

(iv)            The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Amended and Restated Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

(v)            Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this paragraph C(i) of this Article FOURTH. The pro rata share for each holder of Class B Common Stock will be determined as follows: Each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this paragraph C(i) of this Article FOURTH and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

Fifth: Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, and to the terms of any investor rights agreement between the Corporation and any stockholder that may be in effect from time to time (as amended or supplemented in accordance with their terms, each an “Investor Rights Agreement”), the number of the directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The term of office for the directors in Class I shall expire at the first Annual Meeting of Stockholders following the effectiveness of this Second Amended and Restated Certificate of Incorporation; the term of office for the directors in Class II shall expire at the second Annual Meeting of Stockholders following the effectiveness of this Second Amended and Restated Certificate of Incorporation; and the term of office for the directors in Class III shall expire at the third Annual Meeting of Stockholders following the effectiveness of this Second Amended and Restated Certificate of Incorporation. At each succeeding Annual Meeting of Stockholders following the effectiveness of this Second Amended and Restated Certificate of Incorporation, directors elected to succeed those directors whose terms expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Except as the DGCL may otherwise require or pursuant to the terms of any Investor Rights Agreement, in the interim between Annual Meetings of Stockholders or Special Meetings of Stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office or, if earlier, their respective death, resignation or removal and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the terms of any Investor Rights Agreement, the Board of Directors is authorized to assign members of the Board of Directors already in office, or those filling vacancies resulting from an increase in the size of the Board of Directors, to Class I, Class II, or Class III, with such assignment to become effective, with respect to members of the Board of Directors already in office, as of the initial effectiveness of this Second Amended and Restated Certificate of Incorporation, and, with respect to members filling vacancies resulting from an increase in the size of the Board of Directors, upon such appointment or election, as applicable. Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. Notwithstanding any other provision of this Article FIFTH, and except as otherwise required by law or pursuant to the terms of any Investor Rights Agreement, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filing of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article FIFTH unless expressly provided by such terms.

Sixth: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.            Except as otherwise required by the DGCL or as provided in this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B.            The Board of Directors shall have the power to adopt, amend or repeal the Bylaws without any action on part of the stockholders of the Corporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the full Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws. No bylaws of the Corporation hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board of Directors that was valid at the time it was taken.

C.            Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock or pursuant to paragraph C(i)(iii) of Article FOURTH, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

D.            Except as otherwise required by applicable law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or any two directors of the Board of Directors. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

E.            Advance notice of stockholders nominations for the election of directors and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

Seventh: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A. of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

Eighth: The Corporation, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all liability and loss suffered and expenses reasonably incurred by such director or officer in connection with such proceeding. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such director or officer may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized hereby. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any former employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the maximum extent of the provisions of this Article EIGHTH with respect to the indemnification and advancement of expenses under this Article EIGHTH, on such terms and subject to such procedures as the Corporation may determine.

Ninth: Unless the Corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding as to which the DGCL confers jurisdiction upon the Court of Chancery, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders in such capacity, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate of Incorporation or the Corporation’s bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States.

Tenth: If any action the subject matter of which is within the scope of Article NINTH immediately above is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Article NINTH immediately above (an “Foreign Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Foreign Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Eleventh: If any provision or provisions of Article NINTH or Article TENTH or this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of Article NINTH, Article TENTH or this Article ELEVENTH, as applicable (including, without limitation, each portion of any sentence of Article NINTH, Article TENTH or this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH and Article NINTH and Article TENTH.

Twelfth: In recognition and anticipation that (i) certain directors and executive officers of Sunlight Financial LLC and their Affiliates (as defined below) (the “Sponsor Group”) may also serve as directors of the Corporation, (ii) the Sponsor Group and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article TWELFTH are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Sponsor Group, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

A.            None of (i) any Sponsor Group member or any of its Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates proposes to engage or (y) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty, in each case, by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Paragraph B. of this Article TWELFTH. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, in each case, by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, himself or herself, or offers or directs such corporate opportunity to another Person.

B.            The Corporation does not renounce its interest in any corporate opportunity (i) offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation or any of its subsidiaries) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation or (ii) is identified by any Non-Employee Director solely through disclosure by or on behalf of the Corporation, and the provisions of Paragraph A. of this Article TWELFTH shall not apply to any such corporate opportunity.

C.            In addition to and notwithstanding the foregoing provisions of this Article TWELFTH, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

D.            For purposes of this Article TWELFTH, (i) “Affiliate” shall mean (A) in respect of any member of the Sponsor Group, any Person that, directly or indirectly, is controlled by such member of the Sponsor Group, controls such member of the Sponsor Group or is under common control with such member of the Sponsor Group and shall include any principal, member, director, partner, stockholder, or officer, of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (B) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (C) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

E.            To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article TWELFTH.

Thirteenth: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate of Incorporation and the DGCL; and, except as set forth in paragraphs C, D and E of Article SIXTH, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article THIRTEENTH.

Fourteenth: Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) except for paragraph C(f) of Article FOURTH or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision of this Second Amended and Restated Certificate of Incorporation.

Fifteenth: If any provision of this Second Amended and Restated Certificate of Incorporation becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Second Amended and Restated Certificate of Incorporation, and the court will replace such illegal, void or unenforceable provision of this Second Amended and Restated Certificate of Incorporation with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Second Amended and Restated Certificate of Incorporation shall be enforceable in accordance with its terms.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by an authorized officer this 9th day of July, 2021.

Spartan Acquisition Corp. II

By:	/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer